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                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-93900, Registration Statement File No. 333-2592, Registration Statement File No. 333-2594, Registration Statement File No. 333-09811, Registration Statement File No. 333-22473 and Registration Statement File No. 333-24279

                                          ARTHUR ANDERSEN LLP

Omaha, Nebraska,

December 19, 1997